UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2013

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2013, Otelco Inc. (“Otelco”) and each of its direct and indirect subsidiaries (together with Otelco, the “Company”) entered into a Restructuring Support Agreement (the “Support Agreement”) with:

•	lenders (the “Consenting Term Loan Lenders”) representing all of the outstanding principal term loan obligations under that certain Second Amended and Restated Credit Agreement, dated as of October 20, 2008 (the “Credit Agreement”), by and among Otelco, as borrower, the other credit parties signatory thereto, as credit parties, the lenders signatory thereto from time to time, as lenders, General Electric Capital Corporation (the “Agent”), as administrative agent, agent and lender, GE Capital Markets, Inc., as lead arranger and sole bookrunner, and CoBank, ACB, as co-lead arranger and lender; and

•	lenders (the “Consenting Revolving Loan Lenders” and, together with the Consenting Term Loan Lenders, the “Plan Support Parties”) representing all of the revolving loan commitments under the Credit Agreement.

Pursuant to the Support Agreement, the Company and the Plan Support Parties have agreed to support and consummate a restructuring (the “Restructuring”) of the Company’s outstanding obligations under (a) the Credit Agreement, (b) Otelco’s 13% Senior Subordinated Notes due 2019 (the “Notes”) and (c) that certain Indenture, dated as of December 21, 2004, as supplemented on July 3, 2006, July 5, 2007, October 31, 2008, June 8, 2010, October 1, 2011 and October 14, 2011 (the “Indenture”), among Otelco, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, which governs the Notes.

Pursuant to the Support Agreement, the Company has also agreed, among other things, to (a) commence a solicitation for acceptances of a prepackaged chapter 11 plan of reorganization (the “Plan”) for the Company in accordance with the terms of the Support Agreement and the term sheet (the “Term Sheet”) attached thereto (the “Solicitation”) by no later than February 14, 2013, (b) commence reorganization cases (the “Chapter 11 Cases”) for the Company by filing voluntary petitions under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) as soon as practicable after the completion of the deadline to submit votes to accept or reject the Plan pursuant to the Solicitation, and, in any event, no later than April 3, 2013 (the date on which the Chapter 11 Cases are commenced, the “Petition Date”), (c) file and seek approval on an interim and final basis by the Bankruptcy Court of certain motions (including a motion seeking consensual use of cash pledged as collateral to the lenders under the Credit Agreement and providing adequate protection to those lenders in connection therewith), (d) seek confirmation of the Plan and approval of the disclosure statement that will be used in connection with the Solicitation (the “Disclosure Statement”) at the earliest practicable date, which, in any event, may not be later than 70 days after the Petition Date, (e) not take any action not otherwise required by law that is inconsistent with the Support Agreement, the Plan and the Term Sheet, (f) not, nor encourage any other person or entity to, interfere with, delay, impede, appeal or take any other negative action, directly or indirectly, in any respect regarding the Term Sheet or the overall Restructuring, (g) prior to the effective date of the Restructuring, not make any cash payments to the holders of the Notes on account of the obligations evidenced by the Notes or to any holders of any equity interests in the Company, (h) promptly notify the Agent and deliver to the Agent any expressions of interest, letters of intent or any proposals received from a potential acquirer with respect to any proposed restructuring alternative that the board of directors of Otelco determines to be bona fide, based on adequate financial wherewithal and worthy of evaluation and (i) take any and all necessary and appropriate actions in furtherance of the Restructuring, including, but not limited to, taking all steps reasonably necessary and appropriate to obtain any and all required regulatory and/or third-party approvals for the Restructuring.

Pursuant to the Support Agreement, the Plan Support Parties have also agreed, among other things, to (a) vote in favor of the Plan and not change or withdraw (or cause to be changed or withdrawn) that vote, (b) at the sole cost of the Company, use their reasonable efforts to support confirmation of the Plan and approval of the Disclosure Statement, and not object to, or support any other person’s efforts to oppose or object to, confirmation of the Plan, (c) at the sole cost of the Company, use their reasonable efforts to support (and not object to) the motions referred to in clause (c) of the preceding paragraph and other motions consistent with the Support Agreement filed by the Company in furtherance of the Restructuring, (d) refrain from taking any action that is materially inconsistent with, or that would materially delay or impede approval, confirmation or consummation of, the Restructuring, the Plan or that is otherwise inconsistent with the terms of the Support Agreement and the Term Sheet and (e) not, directly or indirectly, propose, support, solicit, encourage or participate in the formulation of any restructuring for the Company, including any plan of reorganization or liquidation in the Chapter 11 Cases other than the Restructuring.

The failure to satisfy certain milestones set forth in the Support Agreement on or prior to certain dates specified in the Support Agreement may result in the termination of the Support Agreement. The milestones referred to in the preceding sentence include, among other milestones, a deadline of June 30, 2013 for substantially consummating the Restructuring, which deadline will be automatically extended by an additional 60 days if the Company has not obtained certain regulatory approvals necessary for the consummation of the Plan by that date and the requests for those approvals are still pending. The occurrence of certain other events set forth in the Support Agreement may also result in the termination of the Support Agreement. Such events include, among other events, (a) any representation or warranty made by the Company in the Support Agreement being incorrect in any material respect and (b) a material adverse change occurring with respect to the financial condition, collateral, operations, business or prospects of the Company, taken as a whole. In addition, the Company may terminate the Support Agreement following a determination by the board of directors of Otelco or its subsidiaries that are parties to the Credit Agreement, following consultation with and receiving advice from outside counsel qualified in such matters, that the termination of the Support Agreement is necessitated by the board’s fiduciary obligations because the board has determined reasonably and in good faith that there is a more favorable restructuring alternative to Otelco or its subsidiaries (as applicable) and their applicable stakeholders than the Restructuring.

Pursuant to the terms of the Plan, upon the consummation of the Restructuring:

•	approximately $162 million of outstanding principal term loan obligations under the Credit Agreement will be reduced to a maximum of $142 million (or such higher amount that is agreed to in writing by the Agent and the holders of more than 50% in number and 66 2/3% in amount of the outstanding principal term loan obligations under the Credit Agreement) through a cash payment;

•	the maturity of the outstanding principal term loan obligations under the Credit Agreement will be extended to April 30, 2016;

•	the holders of the outstanding principal term loan obligations under the Credit Agreement will receive their pro rata share of Otelco’s new Class B common stock, which new Class B common stock will represent 7.5% of the total economic and voting interests in Otelco immediately following the consummation of the Restructuring, subject to dilution on account of the issuance of equity interests in Otelco pursuant to a management equity plan to be adopted by Otelco concurrently with the consummation of the Restructuring (the “Management Equity Plan”);

•	certain revolving loan commitments under the Credit Agreement will be reinstated, with availability of up to $5 million;

•	the outstanding Notes, including the outstanding Notes constituting part of Otelco’s Income Deposit Securities (“IDSs”), will be cancelled and the holders of outstanding Notes, including Notes held through IDSs, will receive their pro rata share of Otelco’s new Class A common stock, which new Class A common stock will represent 92.5% of the total economic and voting interests in Otelco immediately following the consummation of the Restructuring, subject to dilution on account of the issuance of equity interests in Otelco pursuant to the Management Equity Plan; and

•	the outstanding shares of Otelco’s existing common stock, all of which currently constitute part of the IDSs, will be cancelled.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

Exhibit 6 to the Disclosure Statement contains the Company’s estimated preliminary results for the fiscal year ended December 31, 2012. The Disclosure Statement, including the Exhibits thereto, is attached hereto as Exhibit 99.3 and the Company’s estimated preliminary results for the fiscal year ended December 31, 2012 included in Exhibit 6 to the Disclosure Statement are incorporated herein by reference.

Item 8.01.	Other Events.

On February 1, 2013, Otelco issued a press release announcing the execution of the Support Agreement and the expected commencement of the Solicitation. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 1, 2013, Otelco made available on the investor relations section of its website, at http://phx.corporate-ir.net/phoenix.zhtml?c=184665&p=irol-irhome, a presentation relating to the Company’s business and operations. A copy of that presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Otelco’s website and the information contained on Otelco’s website are not part of this Current Report on Form 8-K.

A copy of the Disclosure Statement, including the Exhibits thereto, is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

A copy of a letter that will be delivered to the holders of IDSs in connection with the Solicitation, and which will accompany the Disclosure Statement, is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Forward-Looking Statements

Statements in, or incorporated by reference into, this Current Report on Form 8-K that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could impact the Company’s restructuring plans or cause the actual results of the Company to be materially different from the historical results of the Company or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks, uncertainties and other factors, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans” or similar terms to be uncertain and forward-looking. There can be no assurance that the Restructuring will be consummated. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in Otelco’s filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Restructuring Support Agreement, dated as of January 31, 2013, by and among Otelco, each of Otelco’s direct and indirect subsidiaries, the Consenting Term Loan Lenders and the Consenting Revolving Loan Lenders

99.1	Press Release of Otelco, dated as of February 1, 2013

99.2	Presentation of Otelco, dated as of February 1, 2013

99.3	Disclosure Statement (including the Exhibits thereto)

99.4	Letter from Otelco to the holders of IDSs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: February 1, 2013

	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr. Title: Chief Financial Officer